Exhibit 10.47

FOURTH AMENDMENT TO REVOLVING CREDIT AND

LETTER OF CREDIT LOAN AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVING CREDIT AND LETTER OF CREDIT LOAN AGREEMENT (this “Amendment”) is entered into this the 31st day of March, by and between, U.S. XPRESS ENTERPRISES, INC., a Nevada corporation (the “Borrower”), and SUNTRUST BANK, BANK OF AMERICA, N.A., LASALLE BANK, NATIONAL ASSOCIATION, BRANCH BANKING AND TRUST COMPANY, NATIONAL CITY BANK, REGIONS FINANCIAL CORPORATION (collectively the “Lenders”), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

RECITALS:

A.           The Borrower, Administrative Agent and the Lenders previously entered into that certain Revolving Credit and Letter of Credit Loan Agreement dated October 14, 2004 (as previously amended and as it may be amended from time to time, the “Credit Agreement”).

B.           The Borrower, Administrative Agent and the Lenders desire to further amend the Credit Agreement to: (i) extend the Commitment Termination Date to March 31, 2011; (ii) increase the Revolving Commitments from $100,000,000 to $130,000,000; and (iii) amend the Fixed Charge Coverage Ratio.

C.            Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Borrower, Administrative Agent and the Lenders executing this Amendment agree as follows:

1.            Amendment to Section 1.1. Section 1.1 of the Credit Agreement concerning “Aggregate Revolving Commitments” is deleted and the following is substituted in lieu thereof:

“Aggregate Revolving Commitments” shall mean the sum of the Revolving Commitments of all Lenders at any time outstanding. As of March 31, 2006, the Aggregate Revolving Commitments equal $130,000,000.

2.            Amendment to Section 1.1. Section 1.1 of the Credit Agreement concerning “Arnold Transportation Credit Facility” is deleted and the following definition is substituted in lieu thereof:

“Arnold Transportation Credit Facility” shall mean that certain Credit and Security Agreement, dated as of February 28, 2006 by and between Arnold Transportation Services, Inc. and LaSalle Bank, National Association.

3.            Amendment to Section 1.1. Section 1.1 of the Credit Agreement concerning “Commitment Termination Date” is deleted and the following is substituted in lieu thereof:

“Commitment Termination Date” shall mean the earliest of (i) March 31, 2011, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.10 or (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

4.            Amendment to Section 1.1. Section 1.1 of the Credit Agreement concerning “LC Commitment” is deleted and the following is substituted in lieu thereof:

“LC Commitment” shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $130,000,000.

5.            Increase in Revolving Commitments. The definition of “Revolving Commitments” and “LC Commitments” is amended by increasing the aggregate Revolving Commitments and LC Commitments from One Hundred Million and 00/100 Dollars ($100,000,000) to an amount equal to One Hundred and Thirty Million and 00/100 Dollars ($130,000,000). The allocations as previously set forth in the signature pages of the Credit Agreement are amended and the Revolving Commitments and LC Commitments as amended hereby, are allocated as follows among the Lenders:

	Revolving Commitments	LC Commitments
SunTrust Bank Bank of America, N.A. LaSalle Bank, National Association Branch Banking and Trust Company National City Bank Regions Financial Corporation	$28,500,000 $28,250,000 $28,250,000 $19,000,000 $13,000,000 $13,000,000	$28,500,000 $28,250,000 $28,250,000 $19,000,000 $13,000,000 $13,000,000

The Borrower shall execute Amended and Restated Notes as set forth in collective Exhibit A hereto for each Lender increasing its Revolving Commitment.

6.            Amendment to Section 6.3. Section 6.3 of the Credit Agreement concerning "Fixed Charge Coverage Ratio" is deleted and the following is substituted in lieu thereof:

Section 6.3        Fixed Charge Coverage Ratio. The Borrower will have a Fixed Charge Coverage Ratio of not less than the following during such indicated measurement periods:

Measurement Period	Ratio
January 1, 2006 through September 30, 2006	1.15 to 1.00
From October 1, 2006 through June 30, 2007	1.20 to 1.00
From July 1, 2007 and thereafter	1.25 to 1.00

7.            Amendment to Section 7.1. Section 7.1 of the Credit Agreement concerning “Indebtedness” is amended by deleting subsections (m) and (n) and the following is substituted in lieu thereof:

(m)       Indebtedness extending the maturity of, or renewing, refunding or refinancing, in whole or in part, Indebtedness incurred under clauses (a) through (l) and (n) through (q), inclusive, of this Section 7.1, provided that the terms of any such extension renewal, refunding or refinancing of Indebtedness do not increase the outstanding principal amount thereof (immediately prior to such extension, renewal or replacement) or shorten the weighted average life thereof. For purposes of the interpretation of this subsection (m), a refinancing of Indebtedness will include, but shall not be limited to the prepayment of existing Indebtedness with Borrowings under this Agreement, if a subsequent permanent refinancing is thereafter closed within 90 days of the original prepayment.

(n) Indebtedness evidenced by the Arnold Transportation Credit Facility in a principal amount not to exceed $12,500,000.

8.     Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)    The Lenders shall have received this Amendment duly executed by the Borrower and the Guarantors;

(b)   The representations and warranties in the Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;

(c)	No Default shall exist; and

(d)   The Borrower shall pay, concurrently with the execution hereof, the amendment fee to the Lenders consenting to this Amendment. Such fee shall be paid to the Administrative Agent for payment to such consenting Lenders on a pro rata basis.

9.     Covenant Concerning Other Credit Facilities. The Borrower represents and warrants that it has previously made full payment of and terminated the Arnold Transportation Credit Facility and the Total Transportation Credit Facility.

10.   Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of this Amendment.

11.   Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

12.   Severability; Headings. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The section and subsection headings used in this Amendment are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

13.   Continuing Effect Upon Other Documents. This Amendment shall not constitute an amendment or waiver of any other provision of the Credit Agreement not expressly referred to herein and, except to the extent that the Credit Agreement has been amended hereby, shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended, modified or supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

14.   GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ENTERED INTO as of the date first above written.

BORROWER:

U.S. XPRESS ENTERPRISES, INC.

By: /s/Ray M. Harlin

Title: Assistant Secretary

LENDERS:

SUNTRUST BANK

as Administrative Agent, as an Issuing Bank,

as Swingline Lender and as a Lender

By: /s/ William H. Crawford

Title: Director

[additional signature lines continued on following pages]

BANK OF AMERICA, N.A., as Issuing Bank for Existing Letters of Credit and as a Lender

By: /s/ Alan Buck

Title: Vice President

LASALLE BANK, NATIONAL ASSOCIATION

By: /s/    Chris Hursey

Title:      Assistant Vice President

BRANCH BANKING AND TRUST COMPANY

By: /s/R. Andrew Beam

Title: Senior Vice President

NATIONAL CITY BANK

By: /s/ John Ankerman

Title: Senior Vice President

REGIONS FINANCIAL CORPORATION

By: /s/ Elaine B. Passman

Title: V.P. Corporate Banking

Guarantor Consent

Each of the undersigned Guarantors: (i) consent and agree to this Amendment and (ii) agree that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Guarantor enforceable against it in accordance with their respective terms.

GUARANTORS:

U.S. Xpress, Inc.
U.S. Xpress Leasing, Inc.
Xpress Air, Inc.
Xpress Company Store, Inc.
Xpress Global Systems, Inc.
Xpress Colorado, Inc.
Cargo Movement Corp.
Xpress Nebraska, Inc.
Xpress Waiting, Inc.

Colton Xpress, LLC

Xpress Holdings, Inc.

Associated Developments, LLC

Total Transportation Holdings, Inc.

Total Logistics, Inc.

Transportation Investments, Inc.

Total Transportation of Mississippi LLC,

Transportation Assets Leasing, Inc.

TAL Real Estate, LLC

TAL Power Equipment #1, LLC

TAL Van #1, LLC

TAL Furniture and Equipment, LLC

TAL Marine, Inc.

TAL Aviation, LLC

TAL Power Equipment #2, LLC

ATS Acquisition Holding Co.

Arnold Transportation Services, Inc.

By:/s/ Ray M. Harlin

Name: Ray M. Harlin

Authorized Officer of above Guarantors

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